Exhibit 14

Australian Securities &
Investments Commission

Form 484
Corporations Act 2001

Change to company details

Section A, B or C may be lodged independently with this signed cover page to notify ASIC of:

A1 Change of address	B1 Cease company officeholder	C1 Cancellation of shares
A2 Change of name - officeholders or members	B2 Appoint company officeholder	C2 Issue of shares
A3 Change - ultimate holding company	B3 Special purpose company	C3 Change to share structure
C4 Changes to the register of members

If there is insufficient space in any section of the form, you may photocopy the relevant page(s) and submit as part of this lodgement.

Company details	Company name
RINKER GROUP LIMITED

Refer to guide for information about	ACN/ABN								Corporate key
corporate key	53 003 433 118								65162849

Lodgement details	Who should ASIC contact if there is a query about this form?
Name
PETER ABRAHAM

ASIC registered agent number (if applicable)

Telephone number
02 9412 6677

Postal address
Po Box 5697
WEST CHATSWORD NSW 1515

	Total number of pages including this cover sheet								Please provide an estimate of the time taken to complete this form.
									hrs	mins

Signature
This form must be signed by a current officeholder of the company

I certify that the information in this cover sheet and the attached sections of this form are true and complete.
Name
PETER BROOKING ABRAHAM

Capacity
☐ Director
☒ Company secretary

Signature
/s/ Peter Brooking Abraham

Date signed
	1	2	/	0	8	/	0	5
	[D	D]		[M	M]		[Y	Y]

Lodgement	Send completed and signed forms to:									For help or more information
	Australians Securities and Investments Commission								Telephone	03 5177 3968
	PO Box 4000, Gippsland Mail Centre VIC 3841.								Email	info.enquires@asic.gov.au
									Web	www.asic.gov.au

Or lodge the form electronically by visiting the ASIC website
www.asic.gov.au

ASIC Form 484	26 February 2004									Cover page

Section C completion guide

Standard share codes

Refer to the following table for the share class codes for sections C1, C2, C3 and C4

Share class code	Full title
A	A
B	B...etc
EMP	employee’s
FOU	founder’s
LG	life governor’s
MAN	management
ORD	ordinary
RED	redeemable
SPE	special
PRF	preference
CUMP	cumulative preference
NCP	non-cumulative preference
REDP	redeemable preference
NRP	non-redeemable preference
CRP	cumulative redeemable preference
NCRP	non-cumulative redeemable preference
PARP	participative preference

If you are using the standard share class codes you do not need to provide the full title for the shares, just the share class code.

If you are not using the standard share class code, enter a code of no more than 4 letters and then show the full title.

Sections to complete

Use the table below to identify the sections of this form to complete (please indicate the sections that have been completed). Completion of this table is optional.

			C1 - Cancellation of shares	C2 - Issue of shares	C3 - Change to share structure table	C4 - Change to members register
Issue of shares
☐		Proprietary company	Not required	☒	☒	☒
Public company
	☐	If in response to the Annual
		company statement	Not required	☒	☒	☒
	☐	If not in response to the Annual company statement	Not required	☒	Not required	Not required

Cancellation of shares
☐		Proprietary company	☒	Not required	☒	☒
Public company
	☐	If in response to the Annual
		company statement	☒	Not required	☒	☒
	☐	If not in response to the Annual company statement	☒	Not required	Not required	Not required

Transfer of shares
☐		Proprietary company	Not required	Not required	Not required	☒
Public company
	☐	If in response to the Annual
		company statement	Not required	Not required	Not required	☒
	☐	If not in response to the Annual company statement	Not required	Not required	Not required	Not required

Changes to amounts paid
☐		Proprietary company	Not required	Not required	☒	☒
Public company
	☐	If in response to the Annual
		company statement	Not required	Not required	☒	☒
	☐	If not in response to the Annual company statement	Not required	Not required	Not required	Not required

Changes to beneficial ownership
☐		Proprietary company	Not required	Not required	Not required	☒
Public company
	☐	If in response to the Annual
		company statement	Not required	Not required	Not required	☒
	☐	If not in response to the Annual company statement	Not required	Not required	Not required	Not required

To notify ASIC about a division or conversion of a class of shares, you must lodge a form 211 within 28 days of the change occurring.

To notify ASIC about a conversion of shares into larger or smaller numbers, you must lodge a form 2306B within 28 days of the change occurring.

ASIC Form 484	26 February 2004	Section C

C1 Cancellation of shares

Reason for cancellation		Redeemable preference shares — S.254J
Please indicate the reason that shares		☐	Redeemed out of profits
have been cancelled (select one or more boxes)		☐	Redeemed out of proceeds of a fresh issue of shares

Capital reduction — S.256A - S.256E
		☐	Single shareholder company
		☐	Multiple shareholder company. A Form 2560 must be lodged before a capital reduction takes place

Share buy-back — ss.257H(3)
		☐	Minimum holding buy-back by listed company
		☒	Other buy-back type. A form 280 or 281 must be lodged at least 14 days, and no more than 1 year before the share buy-back can take place

	☐	Forfeited share — S.258D
Shares returned to a public company — ss.258E(2) & (3)
		☐	Under section 651C, 724(2), 737 or 738
		☐	Under section 1325(court order)

	☐	Other
Description

Give section reference

Details of cancelled shares	List the details of shares cancelled in the following table

Share class code	Number of shares cancelled	Amount paid (cash or otherwise)
ORD	2,297,105	$35,391,167

Earliest date of change
Please indicate the earliest date that any of the above changes occurred.
2	6	/	0	7	/	0	5
[D	D]		[M	M]		[Y	Y]

ASIC Form 484	26 February 2004	Section C

C2 Issue of shares

List details of new share issues in the following table.

Share class code	Number of shares issued	Amount paid per share	Amount unpaid per share

Earliest date of change

Please indicate the earliest date that any of the above changes occurred

		/			/
[D	D]		[M	M]		[Y	Y]

If shares was issued for other than cash, were some or all of the shares issued under a written contract?

☐	Yes
if yes, proprietary companies must also lodge a Form 207Z certifying that all stamp duties have been paid. Public companies must also lodge a Form 207Z and either a Form 208 or a copy of the contract.
☐	No
If no, proprietary companies are not required to provide any further documents with this form. Public companies must also lodge a Form 208.

C3 Change to share structure

Where a change to the share structure table has occurred (eg. as a result of the issue or cancellation of shares), please show the updated details for the share classes affected.  Details of share classes not affected by the change are not required here.

Share class code	Full title if not standard	Total number of shares (current after changes)	Total amount paid on these shares	Total amount unpaid on these shares

Earliest date of change

Please indicate the earliest date that any of the above changes occurred

		/			/
[D	D]		[M	M]		[Y	Y]

Lodgement details	Is this document being lodged to update the Annual Company Statement that was sent to you?
	☐	Yes
	☐	No

ASIC Form 484	26 February 2004	Section C

C4 Changes to the register of members

Use this section to notify changes to the register of members for your company (changes to the shareholdings of members):

•                       If there are 20 members or less in a share class, all changes need to be notified

•                       If there are more than 20 members in a share class, only changes to the top twenty need be notified (s178B)

•                       If shares are jointly owned, you must also provide names and addresses of all joint owners on a separate sheet (annexure), clearly indicating the share class and with whom the shares are jointly owned

The changes apply to	☐	Family name							Given names
Please indicate the name and address of the
member whose shareholding has changed
OR

	☐	Company name

ACN/ARBN/ABN

Office, unit, level, or PO Box number

Street number and Street name

Suburb/City
State/Territory

	Postcode								Country (if not Australia)

Earliest date of change	Date of change
Please indicate the earliest date that any			/			/
of the following changes occurred.	[D	D]		[M	M]		[Y	Y]

The changes are

Shares class code	Shares increased by ...(number)	Shares decreased by ...(number)	Total number now held	*Total $ paid on these shares	*Total $ unpaid on these shares	Fully paid (y/n)	Beneficially held (y/n)	Top 20 member (y/n)

* Public companies are not required to provide these details

Date of entry of member’s name in register	Date of entry
(New members only)			/			/
	[D	D]		[M	M]		[Y	Y]

ASIC Form 484	26 February 2004	Section C

Further changes to the register of members

Use this section to notify changes to the register of members for your company (changes to the shareholdings of members):

•                       If there are 20 members or less in a share class, all changes need to be notified

•                       If there are more than 20 members in a share class, only changes to the top twenty need be notified (s178B)

•                       If shares are jointly owned, you must also provide names and addresses of all joint owners on a separate sheet (annexure), clearly indicating the share class and with whom the shares are jointly owned

The changes apply to	☐	Family name							Given names
Please indicate the name and address of the
member whose shareholding has changed
OR

	☐	Company name

ACN/ARBN/ABN

Office, unit, level, or PO Box number

Street number and Street name

Suburb/City
State/Territory

	Postcode								Country (if not Australia)

Earliest date of change	Date of change
Please indicate the earliest date that any			/			/
of the following changes occurred.	[D	D]		[M	M]		[Y	Y]

The changes are

Shares class code	Shares increased by ...(number)	Shares decreased by ...(number)	Total number now held	*Total $ paid on these shares	*Total $ unpaid on these shares	Fully paid (y/n)	Beneficially held (y/n)	Top 20 member (y/n)

* Public companies are not required to provide these details

Date of entry of member’s name in register	Date of entry
(New members only)			/			/
	[D	D]		[M	M]		[Y	Y]

ASIC Form 484	26 February 2004	Section C